Exhibit 10.9

FEE WAIVER AGREEMENT

This Fee Waiver Agreement (“Agreement”) is made and entered into as of the 29st day of December, 2017(“Effective Date”), by and among ETF Managers Group Commodity Trust I, a Delaware trust with its principal place of business at 30 Maple Street, Summit, NJ 07901 and ETF Managers Capital LLC (“Sponsor”), a Delaware limited liability company with its principal place of business at 30 Maple Street, Suite 2, Summit, NJ 07901.

WHEREAS, Sponsor provides certain services in connection with the operation of Sit Rising Rate Fund (the “Fund”), a series of the ETF Managers Group Commodity Trust I, which is a Delaware series trust and offers its units to the public, and

WHEREAS, Sponsor is willing to provide a temporary waiver of its fees under certain agreements; and

The Sponsor agrees to waive the Sponsor Fee and/or assume the Fund’s Other Expenses (which term excludes brokerage fees, interest expenses, and extraordinary expenses) so that the Fund’s Total Annual Fund Expenses do not exceed 1.00% per annum through January 31, 2019. After that date, the expense limitation may be terminated and Fund shareholders may incur expenses higher than 1.00% annually, potentially significantly higher.

Very truly yours,

ETF Managers Capital LLC

/s/ Samuel Masucci, III
By: Samuel Masucci, III
Chief Executive Officer

Acknowledged by:

ETF Managers Capital LLC
ETF Managers Group Commodity Trust I

/s/ Samuel Masucci, III
By: Samuel Masucci, III
Chief Executive Officer
December 29, 2017